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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          PROVINCE HEALTHCARE COMPANY

                                  ARTICLE ONE

         The name of the Corporation is Province Healthcare Company.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is Corporation Service Company. The address of such registered agent is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the board of directors.

                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law") either alone or with others through wholly or partially owned subsidiaries, as a partner (limited or general) in any partnership, as a joint venturer in any joint venture, or otherwise.

                                  ARTICLE FOUR

         SECTION 1. The aggregate number of shares of stock which the Corporation has authority to issue is 25,175,000, consisting of 25,000 shares of Series A Senior Preferred Stock, no par value (the "Senior Preferred Stock"), 50,000 shares of Series B Junior Preferred Stock, no par value (the "Junior Preferred Stock"), 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 25,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). All of such shares shall be issued as fully paid and non-assessable shares, and the holder thereof shall not be liable for any further payments in respect thereof.

         SECTION 2. The preferences, limitations, designations and relative rights of the shares of each class and the qualifications, limitations or restrictions thereof shall be as follows:

         I.       SENIOR PREFERRED STOCK

         A.       Dividends.

                  1. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted by law, the Corporation shall pay preferential dividends in cash


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to the holders of the Senior Preferred Stock as provided in this Section 2.I.A of Article Four. Dividends on each share of the Senior Preferred Stock (a "Senior Preferred Share") shall accrue on a daily basis at the rate of 11% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Senior Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Senior Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption price provided for in Section 2.I.D.1. of Article Four is paid in connection with the redemption of such Senior Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. Following a Public Offering, the Corporation shall pay all dividends accrued since the date of such Public Offering in cash to the holders of the Senior Preferred Stock; provided that such payment is permitted under the Corporation's senior bank credit agreement, if any. The date on which the Corporation initially issues any Senior Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Senior Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Senior Preferred Share. The holders of the Senior Preferred Stock have certain rights pursuant to the Stockholders Agreement to acquire additional securities upon certain issuances of securities by the Corporation.

                  2. Dividend Reference Dates. To the extent not paid, on the last day of December, March, June and September of each year, beginning December 31, 1997 (the "Dividend Reference Dates"), all dividends which have accrued on each Senior Preferred Share outstanding during the quarterly period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Senior Preferred Share until paid to the holder thereof.

                  3. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Senior Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Senior Preferred Shares held by each such holder.

         B.       Liquidation.

                  1. Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Senior Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Senior Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Senior Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Senior Preferred



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Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.I.B. of Article Four, then the entire assets available to be distributed to the holders of the Senior Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Senior Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Senior Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Senior Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Senior Preferred Share, each share of Common Equivalent Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up.

                  2. Distribution Other Than Cash. Whenever the distribution provided for in this Section 2.I.B. of Article Four shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then outstanding share of Senior Preferred Stock (the "Contesting Senior Preferred Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Senior Preferred Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period, they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal, the cost of which shall be shared equally by the Corporation, on one hand, and the Contesting Senior Preferred Holders, on the other hand. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Senior Preferred Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (a) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations, and (b) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, the third appraiser shall be appointed by the American Arbitration Association.

         C. Priority of Senior Preferred Stock on Dividends and Redemptions. So long as any Senior Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Senior Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any


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distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Equivalent Stock from stockholders of the Corporation pursuant to the Stockholders Agreement and pursuant to the Senior Management Agreements so long as the purchase price thereof is paid solely by delivery of a promissory note (which promissory note will constitute subordinated debt under the Corporation's senior bank credit agreement, if any); and further provided that the Corporation may purchase and redeem such stock with up to $500,000 in cash in the aggregate so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

         D.       Redemptions.

                  1. Mandatory and Optional Redemption. On the ninth anniversary of the date of the Securities Purchase Agreement (the "Investment Date"), the Corporation shall redeem each share of Senior Preferred Stock then outstanding (the "Mandatory Redemption"). In addition, the Corporation may, at its option, at any time and from time to time, redeem all or any portion of the shares of Senior Preferred Stock then outstanding (an "Optional Senior Preferred Redemption"). Upon the Mandatory Redemption, the Corporation shall pay a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Upon an Optional Senior Preferred Redemption, the Corporation shall pay a price per share equal to the Base Amount (as defined below) (plus all accrued and unpaid dividends thereon). The "Base Amount" shall mean an amount equal to (x) in the case of an Optional Senior Preferred Redemption in connection with an initial public offering of the Corporation's stock, at any time, $1,000, and (y) in the case of all other Option Redemptions, $1,050 if the redemption occurs before the fifth anniversary of the Investment Date; $1,030 if the redemption occurs after the fifth anniversary of the Investment Date but before the sixth anniversary of the Investment Date; and $1,000 if the redemption occurs after the sixth anniversary of the Investment Date. No Optional Senior Preferred Redemption may be made for fewer than 1,000 shares (or such lesser number of Senior Preferred Shares then outstanding).

                  2. Redemption Payments. For each Senior Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Senior Preferred Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the redemption price described in Section 2.I.D.1. of Article Four. If the funds of the Corporation legally available for redemption of Senior Preferred Shares on any Senior Preferred Redemption Date are insufficient to redeem the total number of Senior Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Senior Preferred Shares pro rata among the holders of the Senior Preferred Shares to be redeemed based upon the aggregate redemption price pursuant to Section 2.I.D.1. of Article Four of such Senior Preferred Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Senior Preferred Shares, such funds shall immediately be used to redeem the balance of the Senior Preferred Shares which the Corporation has become obligated to redeem on any Senior Preferred Redemption Date but which it has not redeemed.

                  3. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Senior Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be



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made. In case fewer than the total number of Senior Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Senior Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Senior Preferred Shares.

                  4. Determination of the Number of Each Holder's Senior Preferred Shares to be Redeemed. The number of shares of Senior Preferred Stock to be redeemed from each holder thereof in any Optional Senior Preferred Redemption hereunder shall be the number of shares determined by multiplying the total number of Senior Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Senior Preferred Shares then held by such holder and the denominator of which shall be the total number of Senior Preferred Shares then outstanding.

                  5. Dividends After Senior Preferred Redemption Date. No Senior Preferred Share shall be entitled to any dividends accruing after the date on which the redemption price of such share pursuant to Section 2.I.D.1. of Article Four is paid to the holder of such share. On such date, all rights of the holder of such share shall cease, and such share shall no longer be deemed to be issued and outstanding.

                  6. Redeemed or Otherwise Acquired Senior Preferred Shares. Any Senior Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  7. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Senior Preferred Stock, except as expressly authorized herein or as contemplated by the terms of the Securities Purchase Agreement.

                  8. Payment of Accrued Dividends. The Corporation may not redeem any Senior Preferred Stock, unless all dividends accrued on the outstanding Senior Preferred Stock through the immediately preceding Dividend Reference Date have been declared and paid in full.

                  9. Special Redemptions.

                  a. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Senior Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Senior Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Senior Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Senior Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (i) 21 days after receipt of the Corporation's notice and (ii) five days prior to the consummation of the Change in Ownership (the "Senior Preferred Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Senior Preferred Stock within five days after the receipt thereof, and each such holder shall



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         have until the later of (i) the Senior Preferred Expiration Date or
         (ii) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Senior Preferred Stock owned by such holder. So long as any Senior Preferred Stock remains outstanding, the Corporation shall not, without the prior written consent of a majority of the holders of the Senior Preferred Stock, redeem any Junior Securities.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Senior Preferred Shares specified therein on the later of (i) the occurrence of the Change in Ownership or (ii) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Senior Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  b. If a Senior Preferred Fundamental Change is proposed to occur, the Corporation shall give written notice of such Senior Preferred Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Senior Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Senior Preferred Fundamental Change, and the Corporation shall give each holder of Senior Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Senior Preferred Shares then outstanding, may require the Corporation to redeem all or any portion of the Senior Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (i) ten days prior to the consummation of the Senior Preferred Fundamental Change or (ii) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Senior Preferred Stock (but in any event within five days prior to the consummation of the Senior Preferred Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Senior Preferred Stock owned by such holder.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Senior Preferred Shares specified therein upon the consummation of such Senior Preferred Fundamental Change. If any proposed Senior Preferred Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Senior Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  The term "Senior Preferred Fundamental Change" means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles


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         consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Senior Preferred Stock are not changed and the Senior Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

         E.       Voting and Other Rights.

                  1. Voting. Except as otherwise provided herein and as otherwise required by applicable law, the Senior Preferred Stock shall have no voting rights; provided that each holder of Senior Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. The number of shares of Senior Preferred Stock entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided for herein or as required by law, the holders of Senior Preferred Stock shall vote together as a single class on all matters.

                  2. Other Rights. In addition to any rights provided by law, without the written consent of the holders of a majority of shares of Senior Preferred Stock then outstanding, the Corporation shall not:

                  a. effect any amendment to, or modification of, the Corporation's Certificate of Incorporation (including Certificates of Designation thereunder) or By-laws other than the amendment to be filed in accordance with Section 8.1 the Securities Purchase Agreement within thirty days of the date thereof;

                  b. authorize, issue or sell, or obligate itself to authorize, issue or sell, any equity securities that are senior to or pari passu with the Senior Preferred Stock with respect to dividends, liquidation preferences or redemption rights;

                  c. reclassify any shares of Senior Preferred Stock, or any Junior Securities;

                  d. declare or pay any dividends, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, except that nothing herein contained shall prevent the Corporation from (i) declaring or paying any dividends on the Senior Preferred Stock pursuant to Section 2.I.A. of Article Four;
         (ii) declaring or paying any dividend on the Junior Preferred Stock in accordance with the Certificate of Designation therefor at any time when no shares of Senior Preferred Stock are outstanding; or (iii) making the payments contemplated by the Professional Services Agreement, dated on or about


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         December 17, 1996 between Brim, Inc. and Golder, Thoma, Cressey,
         Rauner, Inc., as such agreement may be amended, supplemented or modified from time to time;

                  e. redeem or repurchase or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) or other equity interests, except for (i) the redemption by the Corporation of the Senior Preferred Stock pursuant to Section 2.I.D. of Article Four and (ii) the repurchase of shares of Common Equivalent Stock or Junior Preferred Stock from stockholders of the Corporation pursuant to the Stockholders Agreement and pursuant to the Senior Management Agreements so long as the purchase price thereof is paid solely by delivery of a promissory note (which promissory note will constitute subordinated debt under the Corporation's senior bank credit agreement, if any); and provided that the Corporation may purchase and redeem such stock with up to $500,000 in cash in the aggregate so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

         F.       Events of Noncompliance.

                  1. Definition. An Event of Noncompliance shall have occurred if:

                  a. the Corporation fails to make any redemption payment with respect to the Senior Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  b. the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Investment Agreement or the Securities Purchase Agreement;

                  c. any representation or warranty contained in the Investment Agreement or required to be furnished to any holder of Senior Preferred Stock pursuant to the Securities Purchase Agreement or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Senior Preferred Stock, is false or misleading in any material respect on the date made or furnished;

                  d. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (i) the Corporation or any such Subsidiary by any act indicates its approval thereof,


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         consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

                  e. a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  f. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

                  2. Consequences of Events of Noncompliance.

                  a. If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Senior Preferred Stock shall increase immediately by an increment of 6 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2 percentage point(s) (but in no event shall the dividend rate exceed 18%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  b. If an Event of Noncompliance, other than an Event of Noncompliance of the type described in Section 2.I.F.1.d. of Article Four, has occurred and is continuing, the holder or holders of a majority of the Senior Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Senior Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Senior Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Senior Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Senior Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  c. If an Event of Noncompliance of the type described in
         Section 2.I.F.1.d. of Article Four has occurred, all of the Senior Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Senior Preferred Stock) at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Senior Preferred Stock upon the occurrence of such Event of Noncompliance.

                  d. If any Event of Noncompliance has occurred and is continuing, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders


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         of a majority of the Senior Preferred Stock then outstanding, be increased by one member, and the holders of Senior Preferred Stock shall have the special right, voting separately as a single class (with each Senior Preferred Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Senior Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. The special right of the holders of Senior Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

                  At any time when such special right has vested in the holders of Senior Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Senior Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Senior Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Senior Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Senior Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Senior Preferred Stock then outstanding. Any holder of Senior Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

                  At any meeting or at any adjournment thereof at which the holders of Senior Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Senior Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Senior Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  Any director so elected by the holders of Senior Preferred Stock shall continue to serve as a director until the expiration of the lesser of (i) a period of six months following the date on which there is not longer any Event of Noncompliance in existence or (ii) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  e. If any Event of Noncompliance exists, each holder of Senior Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         G. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Senior Preferred Stock. Upon the surrender of any certificate representing Senior Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Senior Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Senior Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Senior Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Senior Preferred Stock represented by the surrendered certificate.

         H. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Senior Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Senior Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         I. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Senior Preferred Stock hereof without the prior written consent of the holders of a majority of the Senior Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (i) the rate at which or the manner in which dividends on the Senior Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Senior Preferred Stock or the times at which redemption of Senior Preferred Stock is to occur or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 80% of the Senior Preferred Stock then outstanding; and provided further that no change in the terms relating to the rights of the Senior Preferred Stock hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Senior Preferred Stock then outstanding.

         J. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         K. Adjustment. All numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Senior Preferred Stock.

         II.      SERIES B JUNIOR PREFERRED STOCK

         A.       Dividends.

                  1. General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted by law, the Corporation shall pay preferential dividends in cash to the holders of the Junior Preferred Stock as provided in this Section 2.II.A. of Article Four. Dividends on each share of the Junior Preferred Stock (a "Junior Preferred Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Junior Preferred Share to and including the first to occur of (i) the date on which the Liquidation Value of such Junior Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Junior Preferred Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Series B Junior Securities. So long as any shares of Senior Preferred Stock are outstanding, the Corporation shall not pay any dividends to holders of the Junior Preferred Stock without the written consent of the holders of a majority of shares of the Senior Preferred Stock then outstanding. The date on which the Corporation initially issues any Junior Preferred Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Junior Preferred Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Junior Preferred Share. The holders of the Junior Preferred Stock have certain rights pursuant to the Stockholders Agreement to acquire additional securities upon certain issuances of securities by the Corporation.

                  2. Dividend Reference Dates. To the extent not paid, on the last day of December, March, June and September of each year, beginning December 31, 1997 (the "Dividend

Reference Dates"), all dividends which have accrued on each Junior Preferred Share outstanding during the quarterly period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Junior Preferred Share until paid to the holder thereof.

                  3. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Junior Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Junior Preferred Shares held by each such holder.

         B.       Liquidation.

                  1. Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Junior Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Series B Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Junior Preferred Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Junior Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Junior Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2.II.B. of Article Four, then the entire assets available to be distributed to the holders of the Junior Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Junior Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Junior Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Junior Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Junior Preferred Share, each share of Common Equivalent Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up.

                  2. Distribution Other Than Cash. Whenever the distribution provided for in this Section 2.II.B. of Article Four shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then outstanding share of Junior Preferred Stock (the "Contesting Junior Preferred Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Junior Preferred Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period, they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal, the cost of which shall be shared equally by the Corporation, on one hand, and the Contesting Junior Preferred Holders, on the other hand. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Junior Preferred Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (i) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations, and (ii) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, the third appraiser shall be appointed by the American Arbitration Association.

         C. Priority of Junior Preferred Stock on Dividends and Redemptions. So long as any Junior Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Junior Preferred Stock and the written consent of the holders of a majority of the outstanding shares of Senior Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Series B Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Series B Junior Securities; provided that the Corporation may repurchase shares of Common Equivalent Stock from stockholders of the Corporation pursuant to the Stockholders Agreement and pursuant to the Senior Management Agreements so long as the purchase price thereof is paid solely by delivery of a promissory note (which promissory note will constitute subordinated debt under the Corporation's senior bank credit agreement, if any); and further provided that the Corporation may purchase and redeem such stock with up to $500,000 in cash in the aggregate so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

         D.       Redemptions; Conversion.

                  1. Mandatory and Optional Redemption. On the tenth anniversary of the date of the Securities Purchase Agreement, the Corporation shall redeem each share of Junior Preferred Stock then outstanding; provided, however, that the Corporation shall not redeem any shares of Junior Preferred Stock unless and until it has redeemed all of the outstanding shares of Senior Preferred Stock. In addition, the Corporation may, at its option, at any time and from time to time so long as no shares of Senior Preferred Stock are then outstanding, redeem all or any portion of the shares of Junior Preferred Stock then outstanding (an "Optional Junior Preferred Redemption"). Upon any such redemption, the Corporation shall pay a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No Optional Junior Preferred Redemption may be made for fewer than 1,000 shares (or such lesser number of Junior Preferred Shares then outstanding).

                  2. Conversion. Upon the consummation of an initial public offering of the Corporation's Common Stock on or before December 31, 1997, so long as no shares of Senior Preferred Stock remain outstanding, each Junior Preferred Share will be converted into the right to receive a number of shares of Common Stock equal to the whole number nearest to the quotient of

(x) the sum of the Liquidation Value of such Junior Preferred Share plus all accrued and unpaid dividends thereon divided by (y) the initial public offering price per share of Common Stock pursuant to such initial public offering.

                  3. Redemption Payments. For each Junior Preferred Share which is to be redeemed hereunder, the Corporation shall be obligated on the Junior Preferred Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in immediately available funds equal to the Liquidation Value of such share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Junior Preferred Shares on any Junior Preferred Redemption Date are insufficient to redeem the total number of Junior Preferred Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Junior Preferred Shares pro rata among the holders of the Junior Preferred Shares to be redeemed based upon the aggregate Liquidation Value of such Junior Preferred Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Junior Preferred Shares, such funds shall immediately be used to redeem the balance of the Junior Preferred Shares which the Corporation has become obligated to redeem on any Junior Preferred Redemption Date but which it has not redeemed.

                  4. Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Junior Preferred Stock to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Junior Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Junior Preferred Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Junior Preferred Shares.

                  5. Determination of the Number of Each Holder's Junior Preferred Shares to be Redeemed. The number of shares of Junior Preferred Stock to be redeemed from each holder thereof in any Optional Junior Preferred Redemption hereunder shall be the number of shares determined by multiplying the total number of Junior Preferred Shares to be redeemed by a fraction, the numerator of which shall be the total number of Junior Preferred Shares then held by such holder and the denominator of which shall be the total number of Junior Preferred Shares then outstanding.

                  6. Dividends After Junior Preferred Redemption Date. No Junior Preferred Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Junior Preferred Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Junior Preferred Share. On such date, all rights of the holder of such Junior Preferred Share shall cease, and such Junior Preferred Share shall no longer be deemed to be issued and outstanding.

                  7. Redeemed or Otherwise Acquired Junior Preferred Shares. Any Junior Preferred Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  8. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Junior Preferred Stock, except as expressly authorized herein or as contemplated by the terms of the Senior Management Agreements, the Stockholders Agreement or the Securities Purchase Agreement.

                  9. Payment of Accrued Dividends. The Corporation may not redeem any Junior Preferred Stock, unless all dividends accrued on the outstanding Junior Preferred Stock through the immediately preceding Dividend Reference Date have been declared and paid in full.

                  10. Special Redemptions.

                  a. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Junior Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Junior Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Junior Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Junior Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (i) 21 days after receipt of the Corporation's notice and (ii) five days prior to the consummation of the Change in Ownership (the "Junior Preferred Expiration Date") provided that the Corporation shall redeem the Senior Preferred Stock prior to redeeming any Junior Preferred Stock. The Corporation shall give prompt written notice of any such election to all other holders of Junior Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (i) the Junior Preferred Expiration Date or (ii) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Junior Preferred Stock owned by such holder.


                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Junior Preferred Shares specified therein on the later of (i) the occurrence of the Change in Ownership or (ii) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Junior Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  b. If a Junior Preferred Fundamental Change is proposed to occur, the Corporation shall give written notice of such Junior Preferred Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Junior Preferred Stock not more than 45 days nor less than 20 days prior to the consummation of such Junior Preferred Fundamental Change, and the Corporation shall give each holder of Junior Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Junior Preferred Shares then outstanding, may require the Corporation to redeem all or any portion of the Junior Preferred Stock owned by such holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (i) ten days prior to the consummation of the Junior Preferred Fundamental Change or (ii) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Junior Preferred Stock (but in any event within five days prior to the consummation of the Junior Preferred Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Junior Preferred Stock owned by such holder.

                  Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Junior Preferred Shares specified therein upon the consummation of such Junior Preferred Fundamental Change. If any proposed Junior Preferred Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Junior Preferred Stock may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

                  The term "Junior Preferred Fundamental Change" means (i) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (ii) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Junior Preferred Stock are not changed and the Junior Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

         E.       Voting and Other Rights.

                  1. Voting Rights. Except as otherwise provided herein and as otherwise required by applicable law, the Junior Preferred Stock shall have no voting rights; provided that each holder of Junior Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings. The number of shares of Junior Preferred Stock entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided for herein or as required by law, the holders of Junior Preferred Stock shall vote together as a single class on all matters.

                  2. Other Rights. In addition to any rights provided by law, without the written consent of the holders of a majority of shares of Junior Preferred Stock then outstanding, the Corporation shall not:

                  a. effect any amendment to, or modification of, the Corporation's Certificate of Incorporation (including Certificates of Designation thereunder) or By-laws other than the amendment to the Certificate of Incorporation to be filed in accordance with Section 8.1 of the Securities Purchase Agreement within 30 days of the date thereof;

                  b. authorize, issue or sell, or obligate itself to authorize, issue or sell, any equity securities that are senior to or pari passu with the Junior Preferred Stock with respect to dividends, liquidation preferences or redemption rights;

                  c. reclassify any shares of Junior Preferred Stock, or any Series B Junior Securities;

                  d. declare or pay any dividends, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, except that nothing herein contained shall prevent the Corporation from (i) declaring or paying any dividends on the Senior Preferred Stock in accordance with the Certificate of Designation therefor; (ii) declaring or paying any dividend on the Junior Preferred Stock pursuant to Section 2.II.A. of Article Four; or
         (iii) making the payments contemplated by the Professional Services Agreement, dated on or about December 17, 1996 between Brim, Inc. and Golder, Thoma, Cressey, Rauner, Inc., as such agreement may be amended, supplemented or modified from time to time;

                  e. redeem or repurchase or otherwise acquire for value any shares of its capital stock (or rights, options or warrants to purchase such shares) or other equity interests, except for (i) the redemption by the Corporation of the Senior Preferred Stock in accordance with the terms thereof and (ii) the repurchase of shares of Common Equivalent Stock or Junior Preferred Stock from stockholders of the Corporation pursuant to the Stockholders Agreement and pursuant to the Senior Management Agreements so long as the purchase price thereof is paid solely by delivery of a promissory note (which promissory note will constitute subordinated debt under the Corporation's senior bank credit agreement, if any); and provided that the Corporation may purchase and redeem such stock with up to $500,000 in cash in the aggregate so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

         F.       Events of Noncompliance.

                  1. Definition. An Event of Noncompliance shall have occurred if:

                  a. the Corporation fails to make any redemption payment with respect to the Junior Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  b. the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Investment Agreement or the Securities Purchase Agreement;

                  c. any representation or warranty contained in the Investment Agreement or required to be furnished to any holder of Junior Preferred Stock pursuant to the Securities Purchase Agreement or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Junior Preferred Stock, is false or misleading in any material respect on the date made or furnished;

                  d. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (i) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within 60 days;

                  e. a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  f. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

                  2. Consequences of Events of Noncompliance.

                  a. If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Junior Preferred Stock shall increase immediately by an increment of 6 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2 percentage point(s) (but in no event shall the dividend rate exceed 18%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  b. If an Event of Noncompliance, other than an Event of Noncompliance of the type described in Section 2.II.F.1.d. of Article Four, has occurred and is continuing, the holder or holders of a majority of the Junior Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Junior Preferred Stock owned by such holder or holders at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon), provided that the Corporation shall redeem all of the outstanding shares of the Senior Preferred Stock prior to redeeming any Junior Preferred Stock. The Corporation shall give prompt written notice of such election to the other holders of Junior Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Junior Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Junior Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  c. If an Event of Noncompliance of the type described in
         Section 2.II.F.1.d. of Article Four has occurred, all of the Junior Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Junior Preferred Stock) at a price per share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Junior Preferred Stock upon the occurrence of such Event of Noncompliance.

                  d. In the event all of the outstanding Senior Preferred Stock has been redeemed or repurchased and an Event of Noncompliance has occurred and is continuing, the number of directors constituting the Corporation's Board of Directors shall, at the request of the holders of a majority of the Junior Preferred Stock then outstanding, be increased by one member, and the holders of Junior Preferred Stock shall have the special right, voting separately as a single class (with each Junior Preferred Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Junior Preferred Stock shall be entitled to cast a number of votes on each matter considered by the Board of Directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of votes entitled to be cast by all of the other directors plus one. The special right of the holders of Junior Preferred Stock to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

                  At any time when such special right has vested in the holders of Junior Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Junior Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Junior Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Junior Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Junior Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Junior Preferred Stock then outstanding. Any holder of Junior Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

                  At any meeting or at any adjournment thereof at which the holders of Junior Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Junior Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Junior Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  Any director so elected by the holders of Junior Preferred Stock shall continue to serve as a director until the expiration of the lesser of (i) a period of six months following the date on which there is not longer any Event of Noncompliance in existence or (ii) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  e. If any Event of Noncompliance exists, each holder of Junior Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         G. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Junior Preferred Stock. Upon the surrender of any certificate representing Junior Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Junior Preferred Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Junior Preferred Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Junior Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Junior Preferred Stock represented by the surrendered certificate.

         H. Replacement Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Junior Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Junior Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         I. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision relating to the rights of the Junior Preferred Stock hereof without the prior written consent of the holders of a majority of the Junior Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (i) the rate at which or the manner in which dividends on the Junior Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Junior Preferred Stock or the times at which redemption of Junior Preferred Stock is to occur or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 80% of the Junior Preferred Stock then outstanding; and provided further that no change in the terms relating to the Junior Preferred Stock hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Junior Preferred Stock then outstanding.

         J. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         K. Adjustment. All numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Junior Preferred Stock.

         III.     PREFERRED STOCK

         A.       Authorization; Series; Provisions.

                  1. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Four, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

                  2. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

                  3. Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Section 2.III.A. of Article Four, to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

                  a. the maximum number of shares to constitute such series and the distinctive designation thereof;

                  b. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                  c. the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

                  d. whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                  e. the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

                  f. whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  g. whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

                  i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

                  j. any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this
         Section 2.III.A. of Article Four.

         B. Series Identical; Rank. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of Section 2.III.A.3. of Article Four; and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

         C. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

         D. Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

         E. Reacquired Shares. Shares of any Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

         F. Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

         IV. COMMON SECURITIES.

         A. Rights Identical. Except as otherwise provided in this Section 2.IV. of Article Four or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

         B. Voting Rights. Except as otherwise provided in this Section 2.IV. of Article Four or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

         C. Dividends. Subject to the rights of the Senior Preferred Stock, the Junior Preferred Stock and each series of the Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, and the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

         D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Senior Preferred Stock, Junior Preferred Stock and Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled in accordance with Sections 2.I., 2.II. and 2.III. of Article Four, the terms of any outstanding Senior Preferred Stock, Junior Preferred Stock and Preferred Stock and applicable law, or an amount sufficient to pay the aggregate amount to which the holders of the Senior Preferred Stock, Junior Preferred Stock and Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Senior Preferred Stock, Junior Preferred Stock and Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of such Senior Preferred Stock, Junior Preferred Stock and Preferred Stock.

         V. GENERAL PROVISIONS

         A. Nonliquidating Events. A consolidation or merger of the Corporation with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, or any combination thereof, of all or substantially all of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article Four.

         B. No Preemptive Rights. No holder of Senior Preferred Stock, Junior Preferred Stock, Preferred Stock or Common Stock of the Corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration, or by way of dividend.

         C.       Definitions.

                  "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Equivalent Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock as of the date of the Stockholders Agreement, owning more than 50% of the Common Equivalent Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

                  "Common Equivalent Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "Investment Agreement" means the Investment Agreement, dated as of November 21, 1996, by and among Brim, Inc. Principal Hospital Company, and Golder, Thoma, Cressey, Rauner Fund IV, L.P., as such agreement may be amended from time to time in accordance with its terms.

                  "Junior Preferred Redemption Date" as to any shares of Junior Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Junior Preferred Redemption Date unless the Liquidation Value of such Junior Preferred Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Junior Preferred Redemption Date shall be the date on which such amount is fully paid.

                  "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Senior Preferred Stock of the Corporation.

                  "Liquidation Value" of any Senior Preferred Share or any Junior Preferred Share as of any particular date shall be equal to $1,000.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "Securities Purchase Agreement" means the Securities Purchase Agreement dated on or about December 17, 1996 between Brim, Inc. and Leeway & Co.

                  "Senior Management Agreements" means the Senior Management Agreements dated on or about December 17, 1996 between Brim, Inc. and each of Martin S. Rash and Richard D. Gore.

                  "Senior Preferred Redemption Date" as to any share of Senior Preferred Stock means the date specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Senior Preferred Redemption Date unless the redemption price provided in
Section 2.I.D.1. of Article Four of such share of Senior Preferred Stock is actually paid in full on such date, and if not so paid in full, the Senior Preferred Redemption Date shall be the date on which such amount is fully paid.

                  "Series B Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Senior Preferred Stock or the Junior Preferred Stock of the Corporation.

                  "Stockholders Agreement" means the Stockholders Agreement dated on or about December 17, 1996 among Brim, Inc. and the stockholders named therein.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                                  ARTICLE FIVE

         The Corporation is to have perpetual existence.

                                   ARTICLE SIX

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and the directors need not be elected by ballot unless required by the By-laws of the Corporation. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal the By-laws of the Corporation.


                                  ARTICLE SEVEN

         Meetings of stockholders may be held within or outside of the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The Board of Directors shall from time to time decide whether and to what extent and at what times and under what conditions and requirements the accounts and books of the Corporation, or any of them, except the stock book, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books or documents of the Corporation except as conferred by the laws of the State of Delaware or as authorized by the Board of Directors.

                                  ARTICLE EIGHT

         Subject to the rights of the holders of the Senior Preferred Stock, the Junior Preferred Stock, and any series of Preferred Stock, from and after the date on which the Common Stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, (A) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected in lieu thereof by any consent in writing by such stockholders, and (B) special meetings of stockholders of the Corporation may be called only by the chairman of the board, the president or the Board of Directors pursuant to a resolution adopted by the affirmative vote of at least two members then in office.

                                  ARTICLE NINE

         The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by resolution adopted by affirmative vote of a majority of the Board of Directors except that such number shall not be less than one (1) nor more than nine (9), the exact number to be determined by resolution adopted by affirmative vote of a majority of the Board of Directors.

         Vacancies and newly created directorships resulting from any increase in the number of directors may be filled only by the affirmative vote of the majority of the Board of Directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

         Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the directors' power to manage the business and affairs of the Corporation; and no by-law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

                                   ARTICLE TEN

         ARTICLE EIGHT, ARTICLE NINE and this ARTICLE TEN of this Restated Certificate of Incorporation and Sections 2 and 11 of Article II, Sections 2, 3, 4 and 5 of Article III and Article V of the By-laws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the stockholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.

                                 ARTICLE ELEVEN

         To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE TWELVE

         The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                ARTICLE THIRTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.